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EXHIBIT 21 - SUBSIDIARIES OF ZMAX CORPORATION



Name                                           State of Incorporation



Century Services, Inc.                         Maryland



Eclipse Information Systems, Inc.              Illinois



Parker Management Consultants, Ltd.            Delaware



WidePoint Corporation                          Delaware